U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JAWS Mustang Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39975	98-1564586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Washington Avenue, Suite 800 Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 695-5500

Not Applicable

(Former name or former address, if changed since last report)

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	NYSE American LLC

Class A ordinary shares included as part of the units	NYSE American LLC

Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-252165 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and warrants to purchase shares of Class A ordinary shares of JAWS Mustang Acquisition Corporation (“JAWS”). The description of the units, Class A ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-252165) initially filed with the U.S. Securities and Exchange Commission on January 15, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of JAWS Mustang Acquisition Corporation (incorporated by reference to Exhibit 3.1 to the JAWS Mustang Acquisition Corporation’s Current Report on Form 8-K, filed on February 5, 2021).
3.2	Amendment to Amended and Restated Articles of Association of JAWS Mustang Acquisition Corporation (incorporated by reference to Exhibit 3.1 to the JAWS Mustang Acquisition Corporation’s Current Report on Form 8-K, filed on February 6, 2023).
4.1	Specimen Unit Certificate of JAWS Mustang Acquisition Corporation (incorporated by reference to Exhibit 4.1 to JAWS Mustang Acquisition Corporation’s Registration Statement on Form S-1, filed on January 15, 2021).
4.2	Specimen Class A Common Stock Certificate of JAWS Mustang Acquisition Corporation (incorporated by reference to Exhibit 4.2 to JAWS Mustang Acquisition Corporation’s Registration Statement on Form S-1, filed on January 15, 2021).
4.3	Specimen Warrant Certificate of JAWS Mustang Acquisition Corporation (incorporated by reference to Exhibit 4.3 to JAWS Mustang Acquisition Corporation’s Registration Statement on Form S-1, filed on January 15, 2021).
4.4	Warrant Agreement, dated February 4, 2021, by and between JAWS Mustang Acquisition Corporation and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to JAWS Mustang Acquisition Corporation’s Current Report on Form 8-K, filed on February 5, 2021).
10.1	Investment Management Trust Agreement, dated as of February 4, 2021, by and between JAWS Mustang Acquisition Corporation and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to JAWS Mustang Acquisition Corporation’s Current Report on Form 8-K, filed on February 5, 2021).
10.2	Registration and Shareholder Rights Agreement among the Company, the Sponsor, the Underwriter and certain directors of the Company (incorporated by reference to Exhibit 10.3 to JAWS Mustang Acquisition Corporation’s Current Report on Form 8-K, filed on February 5, 2021).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2023

JAWS MUSTANG ACQUISTION CORPORATION

By:	/s/ Andrew Klaber
Name:	Andrew Klaber
Title:	Chief Executive Officer

2